Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for First Quarter 2006

First quarter revenue nearly doubles from prior year period

SAN JOSE, Calif.— April 25, 2006/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its first quarter ended March 31, 2006.

Net revenue in the first quarter of fiscal 2006 was $52.7 million, an increase of 95 percent from $27.0 million reported in the first quarter of 2005. Gross margin in the first quarter ended March 31, 2006 was 55.2 percent, as compared to 55.9 percent in the corresponding prior year period.

Net loss for the first quarter of fiscal 2006 was $10.4 million or $0.19 per diluted share based on 55.8 million weighted average shares outstanding. The first quarter loss includes a one-time charge of $13.3 million for acquired in-process research and development attributable to the acquisition of TrueSpan and $4.7 million of stock compensation expense. This compares with net income of $1.6 million or $0.03 per diluted share based on 51.6 million weighted average shares outstanding in the first quarter of fiscal 2005.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of employee stock compensation expense, amortization of acquisition-related intangibles, acquired in-process research and development and acquisition-related contingent payments. Non-GAAP net income for the first quarter of fiscal 2006 was $9.3 million or $0.17 per diluted share, as compared to non-GAAP net income of $3.4 million, or $0.07 per diluted share for the first quarter of fiscal 2005. Non-GAAP net income for the first quarter of fiscal 2006 excludes $1.3 million in amortization of acquisition-related intangibles, $4.7 million in employee stock compensation expense, a one-time charge of $13.3 million for acquired in-process research and development and $383,000 of acquisition-related contingent payments. Non-GAAP net income for the first quarter of fiscal 2005 excludes $1.2 million in amortization of acquisition-related intangibles and $614,000 in stock compensation expense. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first quarter of fiscal 2006 were 55.8 million, compared with 51.6 million for the first quarter of fiscal 2005.

Total cash, cash equivalents and short-term investments were $110.0 million at March 31, 2006, compared with $117.9 million at December 31, 2005. Long-term investments were $17.9 million at March 31, 2006, compared with $20.8 million at December 31, 2005. During the first quarter of 2006, SiRF acquired TrueSpan, which contributed to the decline in cash, cash equivalents and investments.

“I am pleased to report that Q1 was yet another strong quarter for SiRF. As expected, revenues were only slightly impacted by seasonality as the strong market growth in portable navigation and consumer devices continued,” said Mr. Michael Canning, President and CEO.

Quarterly conference call details:

SiRF will host a conference call on Tuesday, April 25, 2006, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its first quarter fiscal 2006 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 867-4593 (domestic) or (785) 832-1508 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 283-8520.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. For each of these non-GAAP measurements, these adjustments to SiRF’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. The non-GAAP results, for each of these measurements, are an indication of SiRF’s baseline performance before stock compensation expense and amortization of acquisition-related intangibles that are considered by management to be outside of the company’s business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding our revenue and the impact of seasonality and the portable navigation devices market growth, the benefits of using non-GAAP measurements and the impacts of our recent acquisition are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2006	2005
Revenue:
Product revenue	$50,163	$25,021
License royalty revenue	2,517	2,010

Net revenue	52,680	27,031
Cost of revenue:
Cost of product revenue (a)	23,625	11,908

Gross profit	29,055	15,123
Operating expenses:
Research and development(b)	17,025	6,258
Sales and marketing(b)	4,449	3,266
General and administrative(b)	3,767	2,947
Amortization of acquisition-related intangibles	1,323	1,158
In-process research and development	13,251	—

Total operating expenses	39,815	13,629

Operating (loss) income	(10,760)	1,494
Other income, net	1,302	855

Net (loss) income before provision for income taxes	(9,458)	2,349
Provision for income taxes	937	720

Net (loss) income	$(10,395)	$1,629

Net (loss) income per share:
Basic	$(0.21)	$0.03

Diluted	$(0.19)	$0.03

Weighted average number of shares used in per share calculations:
Basic	50,179	47,113

Diluted	55,828	51,606

_____________
(a) Cost of product revenue includes:
Stock compensation expense	$65	$56

(b) Operating expenses include the following stock compensation expense:
Research and development	3,310	219
Sales and marketing	658	158
General and administrative	684	181

	$4,652	$558

An itemized reconciliation between net (loss) income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended March 31,
	2006	2005(1)
GAAP net (loss) income	$(10,395)	$1,629
Amortization of acquisition-related intangibles	1,323	1,158
Stock compensation expense	4,717	614
In-process research and development	13,251	—
Acquisition-related contingent payments	383	—

Non-GAAP net income	$9,279	$3,401

Weighted average number of shares used in non-GAAP diluted per share calculations	55,828	51,606
Non-GAAP diluted net income per share	$0.17	$0.07

(1)	Certain changes in presentation have been made to prior period amounts in order to conform to the current year presentation.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2006 (Unaudited)	December 31, 2005 (1) (2)
ASSETS
Current Assets:
Cash and cash equivalents	$73,682	$83,882
Marketable securities	36,340	34,060
Accounts receivable, net	22,829	11,918
Inventories	9,236	13,567
Current deferred tax assets	13,827	15,495
Prepaid expenses and other current assets	5,908	5,575

Total current assets	161,822	164,497
Long-term investments	17,887	20,844
Property and equipment, net	8,570	9,063
Goodwill	53,790	53,790
Identified intangible assets, net	23,534	23,865
Long-term deferred tax assets	28,544	12,347
Other long-term assets	1,221	1,409

Total assets	$295,368	$285,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,480	$9,711
Accrued payroll and related benefits	5,838	5,363
Other accrued liabilities	3,099	2,628
Deferred margin on shipments to distributors	1,863	1,196
Advance contract billings	207	470
Deferred revenue	278	25
Rebates payable	1,213	2,964
Current portion of long-term obligations	8	14

Total current liabilities	19,986	22,371
Long-term deferred tax liability	163	169
Long-term obligations	282	439

Total liabilities	20,431	22,979

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	316,330	305,544
Deferred stock-based compensation	—	(11,697)
Accumulated other comprehensive loss	(393)	(406)
Accumulated deficit	(41,005)	(30,610)

Total stockholders’ equity	274,937	262,836

Total liabilities and stockholders’ equity	$295,368	$285,815

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2005.
(2)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.